Exhibit 99.2
FINAL TRANSCRIPT
CORPORATE PARTICIPANTS
Paul McCormick
Cardiogenesis Corporation — Executive Chairman
Bill Abbott
Cardiogenesis Corporation — Chief Financial Officer
CONFERENCE CALL PARTICIPANTS
Jared Cohen
Cohen & Company — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the third quarter 2009 Cardiogenesis Corporation earnings conference call. My name is Stacy and I will be your conference moderator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference.
(Operator Instructions)
As a reminder, this conference call is being recorded for replay purposes. During the course of this call, the Company will make a number of forward-looking statements which may include, without limitation, statements regarding the Company’s future business development plans and future results. These statements are subject to risks and uncertainties and actual results may differ materially from those projected in these forward-looking statements. Those risks and uncertainties are more fully described in the Company’s SEC reports filed under the Securities Exchange Act of 1934, included under the heading of Risk Factors in the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update the forward-looking statements made today.
In addition, please be aware that if you decide to ask a question on today’s call, it will be included in both the live transmission and may be made available on the Company’s website thereafter. This conference call report is protected by copyright law and international treaties. Any recording or other use or transmission of the text or audio of today’s call is not allowed without express permission of Cardiogenesis. I would like to turn the presentation over to your host for today’s call, Mr. Paul McCormick, the Executive Chairman of Cardiogenesis. Please proceed.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thank you, Stacy. I am Paul McCormick and, along with Bill Abbott, our CFO, we will be reporting on the 2009 third quarter results.
Today we reported total revenues of $2,134,000 for the third quarter which was down from the previous year’s third quarter. This decrease was primarily driven by a difficult capital equipment environment with no lasers sold in this past quarter. Total domestic handpiece revenue for the third quarter was $1,828,000. We continue to make progress focusing our sales force on the utilization of installed lasers. We are taking the right steps to increase our core TMR business. We are also making progress to initiate a clinical study for our PHOENIX™ Combination Delivery System which permits the intramyocardial delivery of stem cells. I will discuss our plans in greater detail later in the call but first, Bill will review our third quarter and year-to-date financial results, Bill
Bill Abbott - Cardiogenesis Corporation — Chief Financial Officer

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Thanks Paul, and thank you all for joining us. As Paul just mentioned, in the third quarter of 2009, we recorded revenues of $2,134,000, a decrease of approximately $484,000 or 18% from revenues of $2,618,000 in the third quarter of 2008. We did not sell any capital equipment during this year’s third quarter, whereas we sold $373,000 in capital equipment during the third quarter of 2008. Worldwide handpiece revenue declined $151,000 to $1,831,000 in the current year quarter. Service and other revenue totaled $303,000 for the quarter, a 15% increase over the prior-year third quarter.
For the first nine months of 2009, we recorded sales of $7,222,000, a decrease of approximately $2,497,000 or 26% from sales of $9,719,000 in the first nine months of 2008. The year-to-date shortfall results primarily from a decrease of $1,832,000 in capital sales in 2009 as compared to the first nine months of 2008, and a decline in handpiece revenue of $786,000 from the corresponding prior-year period.
Reflecting lower sales activity, gross profit decreased by $390,000 to $1,754,000 in this year’s third quarter, as compared with $2,144,000 in the third quarter of 2008. Gross margin of 82% remained flat for the quarter ended September 30, 2009 as compared to the prior-year quarter.
For the first nine months of 2009, gross margin was 82% of net revenue, as compared to 84% for the first nine months of 2008. Gross profit in absolute dollars decreased by $2,215,000 to $5,915,000 for the nine months ended September 30, 2009, as compared with $8,130,000 for the nine-month period in 2008. I should also note that our gross profit in the 2008 year-to-date period included recognition of $234,000 of deferred revenue for which there was no underlying cost of goods sold.
The lower gross margin for the first nine months of 2009 as compared to the 2008 period is primarily attributable to lower capital equipment sales in the current year period, which generally have a higher margin than handpiece sales.
Research and development costs were $379,000 in the third quarter of 2009, as compared with $165,000 in the 2008 third quarter, an increase of $214,000 or 130%. Year-to-date, R&D expenses of $1,013,000 were $380,000 or 60% above the prior-year period of $633,000. The increase for both the three-month and nine-month periods is primarily attributable to regulatory expenses which we have incurred for FDA submissions.
Sales and marketing expenses totaled $1,363,000 in this year’s third quarter, a decrease of $173,000 or 11% when compared with $1,536,000 for the 2008 third quarter. For the first nine months of 2009, S&M expenditures totaled $4,104,000, a decrease of $754,000 or 16% versus the $4,858,000 of S&M expense in the first nine months of 2008. The decrease in sales and marketing expenses for both the third quarter and the nine months ended September 30, 2009, as compared to the corresponding prior year periods is primarily due to lower commissions and related employee expenses.
General and administrative expenditures for the 2009 third quarter totaled $730,000, a decrease of $23,000 or 3%, as compared to $753,000 in the third quarter of 2008. G&A expense in the prior-year quarter included certain legal costs which did not recur in the current year. For the year-to-date period, G&A totaled $2,375,000, which is slightly below the nine months ended September 30, 2008.
For the 2009 third quarter, we generated an operating loss of $718,000, as compared with an operating loss of $310,000 in the prior year third quarter. For the first nine months of 2009, the year to date operating loss is $1,577,000 versus operating income of $235,000 for the corresponding prior year period.
Net loss for the 2009 third quarter totaled $739,000, or $0.02 per basic and diluted share, as compared with a net loss of $308,000, or $0.01 per basic and diluted share, in the 2008 third quarter. Net loss for the nine months totaled $1,643,000, or $0.04 per basic and diluted share, as compared with net income of $258,000, or $0.01 per basic and diluted share, in the first nine months of 2008.
Now I’d like to turn the call back to Paul for an update, and then we will be happy to answer any questions you may have. Paul.

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Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thanks Bill. As I mentioned on our last call, we are confident we can increase our core business of interoperative TMR by focusing our sales force on making the clinical case for TMR and increase utilization of our installed lasers. Over the past quarter we added three new sales professionals, two of which were replacement hires. We now have 12 sales representatives and two field managers in the U.S.
One of our internal training metrics is to compare the sales of handpieces in the trailing six months with the sales in the six months preceding that period. For the first time since September 2008, that metric turned positive in August and increased in September. It suggests progress. In addition, over the past few weeks, Hahnemann Hospital in Philadelphia and St. Michael’s Hospital in Newark, New Jersey successfully performed their first da Vinci robotic TMR cases. Although anecdotal, it does reinforce that high profile cardiovascular programs are finding a clinical role for our technology.
We continue to engage the cardiologists that play a key role in patient referral. In September we sponsored a symposium at the TCT meeting titled “Opportunities in Refractory Angina”, which was well attended. The takeaway message for the attendees was that:
•	Due to greater longevity, many patients are outliving the effectiveness of prior interventions and surgery;

•	There is a growing population of symptomatic patients with few clinical options, and;

•	Cardiologists need to more effectively focus on these patients with a graduated treatment regimen from lifestyle changes through technologies such as TMR.
From our perspective, as this growing population becomes more centrally managed, it makes identification and access to patients that may benefit by our technology more manageable for us.
Our plan is clear, but not without its challenges. We may have a few choppy quarters as we focus our efforts on utilization, but we will continue to measure success by our ability to increase domestic revenue from our disposable products.
As Bill mentioned earlier, R&D expenditures for the quarter were up 130% and up 60% for the year compared to the corresponding periods in 2008. This was in support of our efforts to initiate a U.S. trial for our PHOENIX Combination Delivery System. On October 21st, we met with the FDA to discuss our pre-IDE submission. Based on the feedback from that meeting, we are collecting the requisite data and expect to make our IDE submission before the end of the year. The submission will be to initiate a 15-patient three-center safety and feasibility trial utilizing the PHOENIX system combining intramyocardial tissue stimulation with the injection of autologous bone marrow aspirate to treat patients with refractory angina. We identified and initiated discussions with a handful of investigators and three clinical sites have begun preliminary contract review. We want to minimize the time from an IDE study approval to patient enrollment.
Upon a successful completion of this safety trial, we would expect to begin a pivotal trial of the PHOENIX system. This will be the first IDE study of its kind combining myocardial stimulation with the injection of stem cells.
Earlier this year, the results of our preliminary study of the PHOENIX system utilizing bone marrow aspirate was published in the European Journal of Cardiothoracic Surgery. The authors treated 14 patients. At a mean follow up of seven months, there were no deaths and average angina class was significantly improved. All of the patients experienced at least a two class reduction and half were angina free. The authors concluded that the use of the PHOENIX system seemed to be safe and effective for treating unmanageable angina. The significance of this early series is that our IDE study will essentially mimic the patient population and product use from this European study. It is very much a template for our proposed US study.
We have been working diligently on this initiative and we believe that the intramyocardial tissue stimulation and injection of stem cells represents an exciting growth opportunity for us. Should tissue

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stimulation prove to be synergistic to stem cell delivery, we believe our PHOENIX technology can become the standard of care for intramyocardial delivery of stem cells.
In summary, we need to increase our efforts to educate cardiologists on the benefits of interoperative TMR, obtain agreement on its utility as well as obtain referrals for trained surgeons. We will measure our success by increasing domestic revenue from our disposables.
We must also begin enrollment in a human clinical trial of the PHOENIX system here in the U.S. The early published work for combination therapy is promising and we are committed to achieving a leadership position in this space.
With that, I would like to open the line for questions. Operator.
QUESTIONS AND ANSWERS
Operator
(Operator Instructions)
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
While I’m waiting for the first question, let me tell those listening that we will be supporting a satellite symposium sponsored by the Minneapolis Heart Institute at the American Heart Association meeting this Sunday in Orlando, Florida. The title of the symposium is, “Can We Really Grow New Blood Vessels?” Dr. Christopher White, Chairman of the Cardiovascular Disease Section at Ochsner Clinic will be sharing his insights on the topic, “Transmyocardial Revascularization and Stem Cell Therapy for Refractory Angina.” Operator, I am ready for the first question.
Operator
Your first question comes from Jared Cohen with J.M. Cohen & Company. Please proceed.
Jared Cohen - J.M. Cohen & Company — Analyst
Just a few questions. One, I don’t know if you mentioned it, but how many handpieces were sold this quarter versus last year?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
We don’t report handpieces — we will report the revenues. This past quarter, domestically it was $1,828,000.
Jared Cohen - J.M. Cohen & Company — Analyst
Okay, you’re not going to give the number of handpieces?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Right.
Jared Cohen - J.M. Cohen & Company — Analyst
All right. I know you had your symposium in San Francisco this past September. I was curious, what type of questions got asked by — or what type of presentations did you make to the cardiologists and what type of questions did the cardiologists ask you and what was their general feeling from the symposium?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman

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At the TCT in the prior year we focused more on the stem cell therapy and where the technology was heading. This one was more focused on what are the current opportunities for patients with refractory angina. One of the key speakers there was Tim Henry from the Minneapolis Heart Institute. They probably run the largest refractory angina clinic. And the whole purpose of this meeting was to introduce the cardiologists really to manage these patients in a more focused fashion. Because right now patients with refractory angina who have already had prior intervention, prior cabbage, are being managed by heart failure physicians, clinical cardiologists, GPs, some are not even being seen by physicians. And the fact of the matter is that these patients require care for the rest of their lives. Often times staged and tiered therapies, lifestyle changes all the way through things such as TMR. And so it was to provide some visibility to the cardiologists that there are alternatives for that. Dr. Bates from the Ochsner Clinic, a surgeon, presented series on robotic use of TMR. Out of this program we did see surgeons from Abbott Northwestern go off and get trained on the da Vinci robot. Marv Slepian just talked about the overall history and prevalence of the disease. I mean this is a serious problem that’s really not being managed in a central fashion. And so I think it was a very good meeting.
There were a number of cardiologists that we spoke to afterwards that were going to go back and consult with their surgeons and try to determine what was the best approach in finding alternatives for these patients. So it was a very good program.
Jared Cohen - J.M. Cohen & Company — Analyst
Okay, because I’ll just bring up something — just doing a random search, because I thought this had already been answered. I’m not talking about you or the Company, but by the medical community already, just I randomly found this on a well known university website who had TMR, if a patient wanted it, the fact that with surgery that it could possibly one of the answers for TMR, whether it created new blood flow through the heart or whether it just killed off nerve cells. I thought that had already been answered medically speaking. I found it amusing and I wonder if you still got the skepticism from cardiologists or you didn’t find that within your symposium.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
From cardiologists’ perspective, it’s much more an education process of sharing with them the long term data of interoperative TMR versus the failed approaches to do this percutaneously or from an endocardial approach. There is still some discussion about what is the mechanism of action. But I think the prevailing thought is that there is a certain amount of denervation within the first 30 to 60 days which provides angina relief. But that wouldn’t be long-lasting and that couldn’t explain long term reduction of angina. And the animal work and other approaches have really focused more on angiogenesis, the creation of improved flow of blood flow to that target tissue.
Jared Cohen - J.M. Cohen & Company — Analyst
Okay. You mentioned the two hospitals that did the surgery using the da Vinci robot. What, medically speaking, is the benefit of doing it that way versus doing it the typical way, TMR surgery? Is it obviously a cardiologist is able to do it versus a thoracic surgeon? Is that the main benefit?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
No, even with the da Vinci, it is not the cardiologist. It is still the surgeon. And so the perception, and it may be a reality, is that utilizing the da Vinci robot is less invasive than through a mini thoracotomy.
Jared Cohen - J.M. Cohen & Company — Analyst
Okay, and is the patient relief sooner? Or is that it’s still — or is the patient, is there anything else or not really?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman

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It’s probably, Jared.
Jared Cohen - J.M. Cohen & Company — Analyst
Too soon to say?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Close. Our own data was very positive when we got the approval for the Pearl. For some physicians it may be a perception that a robotic approach and using ports is more acceptable. Keep in mind that these patients who have refractory angina and have failed medical management or are having a tough time with it and cannot go under conventional revascularization either by intervention or surgery, there’s a threshold of morbidity and mortality that they have to accept. And as the perceived and maybe real reduction of that threshold by da Vinci becomes more well known, it can potentially be more acceptable. But there has not been any randomized, controlled trials looking at the application of this via da Vinci versus a mini thoracotomy.
Jared Cohen - J.M. Cohen & Company — Analyst

All right, thank you very much.
Operator
(Operator Instructions)
At this time I’d like to turn the call back over to Mr. McCormick for closing remarks.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thanks very much, Operator. Bill and I want to thank you for your interest and participating on the call. We appreciate the continued support of our shareholders and the efforts of our dedicated employees. We look forward to updating you on our progress both with the IDE and our FDA submission that we expect later in this year and when we get to discuss fourth quarter 2009 results. Please feel free to contact Bill or me with any additional questions. Thank you.
Operator
We thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect and have a great day.